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                                                       AMERICAN NATIONAL BANK
                                                 AND TRUST COMPANY OF CHICAGO
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                           LOAN AND SECURITY AGREEMENT
                         (All ASSETS WITH ADVANCE RATE)
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     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), made as of the 17th day of July, 1996, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), a national banking association with its principal place of business at 33 North LaSalle Street, Chicago, Illinois 60690, and TOTAL CONTROL PRODUCTS, INC., an Illinois corporation and TARA PRODUCTS, INC., an Illinois corporation (collectively referred to as "Borrower"), with their principal place of business at 2001 N. Janice Street, Melrose Park, IL 60160 has reference to the following facts and circumstances:

A. Pursuant to Borrower's request, Rank heretofore, now and from time to time hereafter, has and/or may loan or advance monies, extend credit, and/or extend other financial accommodations to or for the benefit of Borrower.

B. To secure repayment of the same and all of "Borrower's Liabilities" (as hereinafter defined), Borrower wishes to provide Bank with a security interest in and/or collateral assignment of Borrower's assets.

     NOW, THEREFORE, in consideration of terms and conditions set forth herein and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto agree as follows:

                            1. DEFINITIONS AND TERMS

     1.1 When used herein, the words, terms and/or phrases set forth below shall have the following meanings:

     A. "ACCOUNTS": all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

     B. "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Bank (including without limitation all debts, claims, indebtedness and attorneys' fees and expenses as provided for in Paragraph 8.13) whether primary, secondary, direct, contingent, fixed or otherwise, including Rate Hedging Obligations (as defined in subparagraph L herein), heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined) or by operation of law or otherwise.

     C. "CHARGES", all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof,

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          including without limitation the Pension Benefit Guaranty Corporation)
          taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (as hereinafter defined), Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

     D.   "COLLATERAL": shall have the meaning set forth in Paragraph 3.2.

     E. "INDEBTEDNESS": (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases: (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above; and (iv) liabilities with respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in effect from time to time.

     F. "LETTER OF CREDIT OBLIGATIONS": shall mean any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, of the Borrower to Bank, arising under, pursuant to or in connection with any letter of credit issued under the Maximum Revolving Facility.

     G. "LOANS": shall mean collectively any Revolving Loans as defined in Paragraph 2.5 and Term Loans as defined in Paragraph 2.6.

     H. "MAXIMUM REVOLVING FACILITY": shall mean the maximum amount of the Revolving Loans as evidenced by a revolving note(s) which amount Bank has agreed to consider as a ceiling on the outstanding principal balance of Revolving Loans (other than Term Loans) to be made by Bank pursuant to this Agreement.

     I. "OBLIGOR": any Person who is and/or may become obligated to Borrower under or on account of "Accounts."

     J. "OTHER AGREEMENTS": all agreements, instruments and documents, including without limitation, guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank.

     K. "PERSONS": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city,

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          municipal or otherwise, including without limitation, any
          instrumentality, division, agency, body or department thereof).

     L. "RATE HEDGING OBLIGATIONS": shall mean any and all obligations of the Borrower, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements designed to protect the Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements relating to interest rate options, puts and warrants, and (ii) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Illinois Uniform Commercial Code.

                                    2. LOANS

     2.1 Loans made by Bank to Borrower pursuant to this Agreement shall be evidenced by notes or other instruments issued or made by Borrower to Bank. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrower to Bank in connection herewith, the principal portion of Borrower's Liabilities shall be payable by Borrower to Bank on the maturity date(s) described in any such note(s) or other instruments evidencing Borrower's Liabilities (as the same may be amended, renewed or replaced) and all costs, fees and expenses payable hereunder or under the Other Agreements, shall be payable by Borrower to the Bank on demand, in either case at Bank's principal place of business or such other place as Bank shall specify in writing to Borrower.

     2.2 All of Borrower's Liabilities shall constitute one obligation secured by Bank's security interest in the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now and/or from time to time hereafter granted by Borrower to Bank.

     2.3 Each loan made by Bank to Borrower pursuant to this Agreement or the Other Agreements shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an "Event of Default" (as hereinafter defined) or any event or condition, which with notice, lapse of time and/or the making of such loan would constitute an Event of Default.

     2. This Agreement shall be in effect until all of Borrower's Liabilities have been paid in full and any and all commitments of Bank to make loans have terminated.

     2.5 Provided that an Event of Default does not then exist or would not then be created or any event which with notice or lapse of time or both would constitute an Event of Default does not then exist, Bank shall advance to Borrower on a revolving credit basis (the "Revolving Loans") up to the lesser of
(i) the Maximum Revolving Facility minus any Letter of Credit Obligations, or
(ii) the

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"Borrowing Base" minus any Letter of Credit Obligations.  As used herein,
"Borrowing Base" shall mean up to 85% ("Advance Rate") of the face amount (less maximum discounts, credits or allowances which may be taken by or granted to Obligor in connection therewith) of all then existing "Eligible Accounts" (as hereinafter defined) that are scheduled on the most recent schedule of accounts delivered to Bank. If applicable, any amount calculated pursuant to Paragraph 2.9, shall be included in the Borrowing Base. Notwithstanding any contrary provision contained herein, Bank may elect at its option to at any time and upon sixty (60) days prior written notice to Borrower change the foregoing method of calculating the Borrowing Base by reducing the advances against Eligible Accounts, or to deduct reserves from the Borrowing Base.

     2.6 Bank may from time to time advance Borrower term loans ("Term Loans") in such amounts and on such terms and conditions as the Bank and Borrower from time to time may agree in writing.

     2.7 Notwithstanding anything contained in this Agreement or the Other Agreements to the contrary, the principal portion of Borrower's outstanding liabilities due at any one time under the Revolving Loans shall not exceed the lesser of: (i) the Maximum Revolving Facility minus the amount of all Letter of Credit Obligations, or (ii) the Borrowing Base minus the amount of all Letter of Credit Obligations.

     2.8 Bank's commitment to loan shall expire on the earlier of: (i) the date on which Borrower's Liabilities mature under the terms of any note given by Borrower to Bank, or (ii) the occurrence of an Event of Default pursuant to
Section 7 hereof.

     2.9 The Borrowing Base shall also include the lessor of: (i) $4,500,000.00; or (ii) up to 50% of the "Value" of "Eligible Inventory" (each term as hereinafter defined) set forth in the Designation of Inventory then most recently delivered by Borrower to Bank, which amount shall be reduced by 100% of the Value of any reductions in such Eligible Inventory made since the date of such Designation of Inventory. "Value" shall mean the lesser of Borrower's cost thereof calculated on a first-in, first-out basis or the wholesale market value thereof. "Eligible Inventory" shall mean any "Inventory" (as hereinafter defined) which meets each of the following requirements: (a) it is in condition to be sold in the ordinary course of Borrower's business; (b) in case of goods held for sale or lease, it is (except as Bank may otherwise consent in writing) new and unused; (c) it is subject to a first priority, fully perfected security interest in favor of Bank; (d) it is owned by Borrower and is not subject to any other lien or security interest whatsoever except for: (i) the security interest in favor of Bank, (ii) tax liens for taxes not past due, and (iii) warehouse liens for warehouse charges not past due; and (e) Bank has reasonably determined, it is not unacceptable for any reason, including, but without limitation, due to age, type, category and/or quantity. Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. "Inventory" shall mean all goods held by Borrower for sale or lease, or furnished by Borrower under contract of service, or held by Borrower as raw materials, work in progress or materials used or consumed in a business.

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                          3. COLLATERAL: GENERAL TERMS

     3.1 To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the Other Agreements, Borrower grants to Bank a security interest in and to, and collaterally assigns to Bank, all of Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of Borrower's leasehold interest therein), consigned (to the extent of Borrower's ownership therein), consigned (to the extent of Borrower's ownership therein), arising and/or acquired, including without limitation all of
Borrower's: (a) Accounts, chattel paper, tax refunds, contract rights, leases, leasehold interests, letters of credit, instruments, documents, documents of title, patents, copyrights, trademarks, tradenames, licenses, goodwill, beneficial interests and general intangibles; (b) all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (c) certificated and uncertificated securities; (d) goods, including without limitation all its consumer goods, machinery, equipment, farm products, fixtures and inventory; (e) liens, guaranties and other rights and privileges pertaining to any of the Collateral; (f) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (g) all property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (h) all accessions to the foregoing, all litigation proceeds pertaining to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing;
and (i) all books, records and computer records in any way relating to the Collateral herein described.

     3.2 All of the aforesaid property and products and proceeds of the foregoing in Paragraph 3.1 above, including without limitation, proceeds of insurance policies insuring the foregoing are herein individually and collectively called the "Collateral", The terms used herein to identify the Collateral shall have the same meaning as are assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

     3.3 Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Bank's security interest in the Collateral.

     3.4 Borrower shall execute and deliver to Bank, at the request of Bank, all agreements, instruments and documents ("Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction of this Agreement or of any financing statement, shall be sufficient to evidence Bank's security interest.

     3.5 Bank shall have the right, at any time during Borrower's usual business hours, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral.

     3.6 Borrower warrants and represents to and covenants with Bank that: (a) Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority except as expressly agreed to in writing by the Bank; (b) the offices and/or locations where Borrower keeps the Collateral are specified at the end of this Paragraph and Borrower shall not

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remove such Collateral therefrom except as may occur in the ordinary course of business, and shall not keep any of such Collateral at any other offices or locations unless Borrower gives Bank written notice thereof at least thirty (30) days prior thereto and the same is within the United States of America; and (c) the addresses specified at the end of this Paragraph include and designate Borrower's principal executive office, principal place of business and other offices and places of business and are Borrower' sole offices and places of business. Borrower, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the United States of America. Borrower has places of business at the address shown at the beginning of this Agreement and at the locations listed below:


     1)   502 Technecenter Drive, Suite A, Millford, OH 45150
     2)   111 Deerwood Rd., Ste. 200, San Ramon, CA.94583
     3)   2872 Woodcock Blvd., Ste. 105, Atlanta, GA. 30341

     All of the Collateral currently owned by Borrower and all of the Collateral hereafter acquired is, or will be held or stored at the locations listed below:

     1)   The address of the Borrower shown at the beginning of this Agreement;
     2)   502 Technecenter Drive, Suite A, Millford, OH 45150
     3)   111 Deerwood Rd., Ste. 200, San Ramon, CA. 94583
     4)   2872 Woodcock Blvd., Ste. 105, Atlanta, Ga. 30341

     3.7 At the request of Bank, Borrower shall receive, as the sole and exclusive property of Bank and as trustee for Bank, all monies, checks, notes, drafts and all other payments for and/or proceeds of Collateral which come into the possession or under the control of Borrower and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank or at Bank's direction.

     3.8 Upon demand or upon an Event of Default, Bank may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds described in Paragraph 3.7 above and, pursuant to the provisions of this Agreement, Bank shall apply tile same to and on account of Borrower's Liabilities.

     3.9 Bank may, at its option, at any time or times hereafter, but shall be under no obligation to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral.

     3.10 Immediately upon Borrower's receipt of that portion of the Collateral evidenced by an agreement, instrument and/or document ("Special Collateral"), Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank and shall deliver the original thereof to Bank, together with appropriate endorsement and/or specific evidence of assignment (in form and substance acceptable to Bank) thereof to Bank.

     3.11 Regardless of the adequacy of any Collateral securing Borrower's Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in possession or control of Bank or its bailee for any purpose may, upon demand or an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities hereunder.

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     3.12 At the request of Bank, Borrower shall instruct the Obligor of its
Accounts to make payments directly to a lockbox or cash collateral account maintained by Bank in Borrower's name. All such collections shall be Bank's property to be applied against Borrower's Liabilities, and not Borrower's property. Bank may endorse Borrower's name to any of the items of payment or proceeds described herein.

                             4. COLLATERAL: ACCOUNTS

     4.1 An "Eligible Account" is an Account of Borrower which meets each of the following requirements: (a) it arises from the sale or lease of goods, such goods having been shipped or delivered to the Obligor thereof, or from services rendered to the Obligor; (b) it is a valid, legally enforceable obligation of the Obligor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Obligor denying liability thereunder in whole or in part; (c) it is subject to a perfected security interest in favor of Bank and is not subject to any other lien or security interest whatsoever, except those of Bank; (d) it is evidenced by an invoice (dated not later than the date of shipment to the Obligor or performance and having a due date not more than thirty (30) days after the date of invoice) with exception to dated terms as indicated in "I" rendered to such Obligor, and is not evidenced by any instrument or chattel paper; (e) it is payable in United States dollars; (f) it is not owing by any Obligor residing, located or having its principal activities or place of business outside the United States of America or who is not subject to service of process in the United States of America; (g) it is not owing by any Obligor involved in any bankruptcy or insolvency proceeding; (h) it is not owing by dated terms within 30 days past due, any affiliate of Borrower; (i) it is not unpaid more than ninety (90) days after the date of such invoice; (j) it is but owing by an Obligor which shall have failed to pay in full any invoice evidencing any account within ninety (90) days after the date of such invoice, unless the total invoice amounts of such Obligor which have not been paid within ninety
(90) days of the date represents less than 25% of the total invoice amounts then outstanding of such Obligor; and (k) it is not an Account as to which Bank, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Obligor thereof is or will be impaired. Notwithstanding the foregoing, Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, shall not be included as an Eligible Account unless, with respect to any such Account, Borrower has complied to Bank's satisfaction with the provisions of the Federal Assignment of Claims Act of 1940, including, without limitation, executing and delivering to Bank all statements of assignment and/or notification which are in form and substance acceptable to Bank and which are deemed necessary by Bank to effectuate the assignment to Bank of such Accounts. An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Bank may in its sole discretion upon an event of default reduce the percentage set forth in clause (j) above upon seven (7) days prior notice to Borrower. Borrower, immediately upon demand from Bank, shall pay to Bank an amount of money equal to the monies advanced by Bank to Borrower upon an Account that is no longer an Eligible Account. Borrower warrants and represents to and covenants with Bank that the principal portion of Borrower's Liabilities represented by Revolving Loans made by Bank to Borrower, pursuant to Paragraph 2.5 above, shall not exceed the total of the then outstanding amounts (less maximum discounts, credits and allowances which may be taken by or granted to Obligor in connection therewith) then existing Eligible Accounts multiplied by the Advance Rate.

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     4.2  With respect to Accounts, except as otherwise disclosed by Borrower to
Bank in writing, Borrower warrants and represents to Bank that: (a) they are genuine, are in all respects what they purport to be and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Bank With respect thereto; (c) the amounts shown on any Schedule of Accounts and/or all invoices and statements delivered to Bank with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (d) no payments have been made or shall be made thereon except payments immediately delivered to Bank pursuant to this Agreement; (e) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; (f) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder, which may be shown on any schedule of accounts and on all invoices, and statements delivered to Bank with respect thereto; (g) to the best of Borrower's knowledge, all Obligors have the capacity to contract and are solvent; (h) the services furnished and/or goods sold or leased giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of bank; (i) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (j) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Obligor which might result in any material adverse change in its financial condition; and (k) Borrower has filed a Notice of Business Activities Report or a Certificate of Authority or similar report with the appropriate office or department in states where Account Obligors are located and where such reports are required as a condition to commencing or maintaining an action in the courts of such states, or Borrower has demonstrated to Bank's satisfaction that it is exempt from any such requirements under such state's law.

     4.3 Any of Bank's officers, employees or agents shall have the right, at any time or times hereafter, in Banks name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile or otherwise and to sign Borrower's name on any verification of Accounts and notices thereof to Obligors. All costs, fees and expenses relating thereto incurred by Bank (or for which Bank becomes obligated) shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     4.4 Unless Bank notifies Borrower in writing that Bank suspends any one or more of the following requirements, Borrower shall: (a) promptly upon Borrower's learning thereof, inform Bank, in writing, of any material delay in Borrower's performance of any of its obligations to any Obligor and of any assertion of any claims, offsets or counterclaims by any Obligor and of any allowances, credits and/or other monies granted by Borrower to any Obligor; (b) not permit or a agree to any extension, compromise or settlement with respect to Accounts which constitute, in the aggregate, more than 5% of all Accounts then owing to Borrower; and (c) keep all goods returned by any Obligor and all goods repossessed or stopped in transit by Borrower from any Obligor segregated from other property of Borrower, immediately notify Bank, of Borrower's possession of such goods, and hold the same as trustee for Bank until otherwise directed in writing by Bank.

     4.5 Bank shall have the right, now and at any time or time hereafter, at its option, without notice thereof to Borrower (a) to notify any or all Obligor that the Accounts and Special Collateral

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have been assigned to Bank and the Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to Borrower upon the Accounts and Special Collateral directly to Bank; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Bank and Borrower.

     4.6 Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact), with power, upon an Event of Default, or an event or condition which with notice or lapse of time would constitute an Event of Default, without notice to Borrower and in Borrower's or Bank's name: (a) to demand payment of Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, discharge, release, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts;
(f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Bank deems advisable; (g) to prepare, file and sign Borrower's name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Accounts and Special Collateral; or (h) to prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Obligor.

                 5.  WARRANTIES, REPRESENTATIONS AND COVENANTS:
                               INSURANCE AND TAXES

     5.1 Borrower, at its sole cost and expense. shall keep and maintain: (a) the Collateral insured for the full insurable value against all hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (b) business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in a form with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver To Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain a standard form lender's loss payable clause, in form and substance acceptable To Bank, showing loss payable to Bank, and shall provide that; (i) the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled; and (ii) no act or default of Borrower or any other Person shall effect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Bank and hereby authorizes Bank to make, settle, and adjust claims under such policies of insurance and endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance.

     5.2 Borrower shall pay promptly, when due, all Charges, and shall not permit any Charges to arise, or to remain and will promptly discharge the same.

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                 6.  WARRANTIES, REPRESENTATIONS AND COVENANTS:
                                     GENERAL

     6.1 Borrower warrants and represents to and covenants with Bank that: (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and Other Agreements;
(b) the execution, delivery and/or performance by Borrower of this Agreement and Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of incorporation, By-Laws, Articles of Partnership, Articles of Organization, Operating Agreement or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound; (c) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances except those of Bank, (d) Borrower is now and at a times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts;
(e) Borrower is not and will not be during the term hereof in violation of any applicable federal, state or local statute, regulation or ordinance that, in any respect materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; and (f) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

     6.2 Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto: (a) grant a security interest in or assign any of the Collateral to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of the Collateral, (b) sell or transfer any of the Collateral not in the ordinary course of business;
(c) enter into any transaction not in the ordinary course of business which materially and adversely affects the Collateral or Borrower's ability to repay Borrower's Liabilities or Indebtedness; (d) other than as specifically permitted in or contemplated by this Agreement, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of Borrower's assets; and (e) incur Indebtedness except: (i) unsecured trade debt in the ordinary course of business; (ii) renewals or extensions of existing Indebtedness and interest thereon; and (iii) Indebtedness that is unsecured and is to Persons who execute and deliver to Bank in form and substance acceptable to Bank and its counsel subordination agreements subordinating their claims against Borrower therefor to the payment of Borrower's Liabilities.

     6.3 Borrower warrants and represents to and covenants with Bank that Borrower shall furnish to Bank: (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, financial statements, which shall include, but not be limited to, balance sheets, income statements and statements of cash flow of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, audited by a firm of independent certified public accountants selected by Borrower and acceptable to Bank, (b) as soon as available but not later than forty-five (45) days after the end of each month hereafter, financial statements of Borrower certified by Borrower to be prepared in accordance with generally accepted accounting principles fairly present the financial position and results of operations of Borrower for such period; (c) schedule of accounts payable and accounts receivable by the 15th of every month or otherwise as Bank may direct; and (d) such other data and information (financial and otherwise) as Bank, from time to time, may request.

     6.4 Borrower warrants and represents to and covenants with Bank that Borrower shall not permit its "Tangible Net Worth" (as hereinafter defined) to be less than $3,000,000.00 measured on a quarterly basis. Tangible Net Worth shall mean the value of the tangible assets of Borrower as determined in accordance with the generally accepted accounting principles after subtracting therefrom the aggregate amount of any intangible assets of Borrower as determined in accordance with generally accepted accounting principles, including without limitation, other (related employee) accounts receivable, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and brand names, minus the aggregate of all contingent and non-contingent liabilities of Borrower plus subordinated debt. Specifically investment in joint ventures will be considered tangible provided acceptable financial statements are provided and their strength is deemed appropriate.

     6.5 Borrower warrants and represents to and covenants with Bank that Borrower shall not permit its Debt (total Liabilities minus subordinated debt) to Tangible Net Worth Ratio to exceed 4.0:1, to be measured on a quarterly basis. As of March 31, 1997, and thereafter, Borrower shall not permit its Debt to Tangible Net Worth Ratio to exceed 3.0:1, to be measured on a quarterly basis.

     6.6 Borrower warrants and represents to and covenants with Bank that Borrower shall not permit its Cash Flow (as hereinafter defined) to be less than 125% of current maturities of long term debt exclusive of $9,000,000 promissory note severed. Cash Flow shall mean the net income of Borrower plus depreciation and amortization less less increases in "Due froms".

     6.7 Borrower warrants and represents to and covenants with Bank that Borrower shall not permit aggregate acquisitions in excess of $1,000,000.00 without Bank concurrence.

                                   7. DEFAULT

     7.1 The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Agreement: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or any of the Other Agreements; (c) occurrence of a default or Event of Default under any of the Other Agreements heretofore, now or at any time hereafter delivered by or an behalf of Borrower to Bank; (d) occurrence of a default or an Event of Default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any Person which has granted to Bank a security interest or lien in such Person's real or personal property to secure the payment of Borrower's Liabilities; (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state, local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets or the Collateral; (i) the revocation, termination, or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA;
(k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

     7.2 All of Bank's nights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     7.3 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 7.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank of Borrower, Borrower's Liabilities shall be immediately due and payable.

     7.4 Upon an Event of Default, Bank, in its sole and absolute discretion, may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state and any other applicable law upon default by a debtor.

     7.5 Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     7.6 Upon an Event of Default, without notice, demand or legal process of any kind, Bank may take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Bank shall have the right to store the same in any of Borrower's premises without cost to Bank.

     7.7 Any notice required to be given by Bank of a sale, lease, or other disposition of the Collateral or any other intended action by Bank,
(i) deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified at the beginning of this Agreement, or
(ii) sent via certified mail, return receipt requested, or (iii) sent via facsimile, or (iv) delivered personally, not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower.

     7.8 Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, to the extent permitted by law, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and any right of redemption from such sale.

                                   8. GENERAL

     8.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

     8.2 Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true from the time of Borrower's execution of this Agreement to the end of the original term and each renewal term hereof. All of Borrower's warranties, representations, undertakings. and covenants contained in this Agreement or the Other Agreements shall survive the termination or cancellation of the same.

     8.3 The terms and provisions of this Agreement and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered herein. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Except for the provisions of Section 2 hereof which shall terminate as provided in paragraph 2.8, this Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property, or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof.

     8.4 Bank's failure to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     8.5 If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     8.6 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 8.3 hereof.

     8.7 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may reasonably deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     8.8 This Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

     8.9 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

     8.10 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

     8.11 Until Bank is notified by Borrower to the contrary in writing by registered or certified mail directed to Bank's principal place of business, the signature upon this Agreement or upon any of the Other Agreements of any partner, manager, employee or agent of the Borrower, or of any other Person designated in writing to Bank by any of the foregoing, shall bind Borrower and be deemed to be the duly authorized act of Borrower.

     8.12 This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Illinois; and not the law of conflicts.

     8.13 If at anytime or times hereafter, whether or not Borrower's Liabilities are outstanding at such time, Bank: (a) employs counsel for advice or other representation, (i) with respect to the Collateral, this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to the Collateral, this Agreement, the Other Agreements, or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements, including, without limitation, any Obligor; (b) takes any action with respect to administration of Borrower's Liabilities or to protect, collect, sell, liquidate or otherwise dispose of the Collateral, and/or (c) attempts to or enforces any of Banks rights or remedies under this Agreement or the Other Agreements, including, without limitation, Bank's rights or remedies with respect to the Collateral, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     8.14 BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANKS SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS
PARAGRAPH.

     8.15 BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT,

THE OTHER AGREEMENTS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


BORROWER:

TOTAL CONTROL PRODUCTS, INC., an
Illinois corporation

By:  /s/Nicholas Gihl
    -------------------------------
     Nicholas Gihl, President


TARA PRODUCTS, INC., an
Illinois corporation

By: /s/Nicholas Gihl
   --------------------------------
     Nicholas Gihl, Secretary


     Accepted this 17th day of July, 1996, at Bank's principal place of business in the City of Chicago, State of Illinois.


                                        AMERICAN NATIONAL BANK AND
                                        TRUST COMPANY OF CHICAGO

                                        By: /s/William Robertson
                                           ---------------------------
                                        Print or Type Name: William Robertson
                                                            -------------------
                                        Its: V.P.
                                             ----------------------------------

                                                        AMERICAN NATIONAL BANK
                                                  AND TRUST COMPANY OF CHICAGO

==============================================================================
                            PROMISSORY NOTE (SECURED)
==============================================================================

$9,000,000.00                                   CHICAGO, ILLINOIS JULY 17, 1996
                                                            DUE   JULY 17, 1998

     FOR VALUE RECEIVED, the undersigned jointly and severally if more than one) ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of NINE MILLION AND NO/100 DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder, which sum shall be due and payable on July 17, 1998.

     Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitations, debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, including those evidenced in rate hedging agreements designed to protect the Borrower from the fluctuation of interest rates. heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise shall be defined and referred to herein as "Borrower's Liabilities."

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed as follows: AT A DAILY RATE EQUAL TO THE DAILY RATE EQUIVALENT OF 0.0% PER ANNUM (computed on the basis of a 360-day year and actual days elapsed) in excess of the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest (THE "BASE RATE"); OR THE LIBOR RATE + 200 BASIS POINTS as set north in the London Interbank Offered Rate Borrowing Agreement or even date herewith PROVIDED, HOWEVER, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.

     The rate of interest to be charged by Bank to Borrower shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

     Accrued interest shall be payable by Borrower to Bank on the same day of each month, and at maturity, commencing with the last day of July, 1996, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrower's Liabilities shall be payable on demand.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, fill and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee for any purpose; (b) All business assets of Total Control Products, Inc., an Illinois corporation and Tara Products, Inc., an Illinois corporation, pursuant to Loan and Security Agreement of even date herewith as amended from time to time by and between Borrower and Bank; and (c) all substitutions, renewals, improvements, accessions or additions thereto, replacements, offspring, rents, issues, profits, returns, products and proceeds thereof, including without limitation proceeds of insurance policies insuring the foregoing collateral (all of the foregoing property is referred to herein individually and collectively as "Collateral").

     Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement shall be sufficient as a financing statement.

     Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the collateral; and/or (C) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; (c) occurrence of a default or event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title II of the United States Code or any similar law or regulation is filed by or against Borrower or any such Guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets or the Collateral; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income
Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

     Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities.

     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     Advances under this Note may be made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower ("Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advance shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorneys' fees) and shall hold Bank harmless with respect thereto.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY

RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR
AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                        TOTAL CONTROL PRODUCTS, INC., an
2001 N. Janice Street                   Illinois corporation
------------------------------

Melrose Park, IL 60160                  /s/ Nicholas Gihl
------------------------------          ------------------------------
                                        Nicholas Gihl, President
------------------------------
FEIN OR SSN


                                        TARA PRODUCTS, INC., an Illinois
                                        corporation
2001 N. Janice Street
------------------------------

Melrose Park, IL 60160                  /s/ Nicholas Gihl
------------------------------          ------------------------------
                                        Nicholas Gihl, Secretary
------------------------------
FEIN OR SSN